As filed with the Securities and Exchange Commission on April 9, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Omnicell, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3166458
(State of Incorporation)	(I.R.S. Employer Identification No.)

1101 East Meadow Drive

Palo Alto, CA  94303

(650) 251-6100

(Address of principal executive offices)

1997 Employee Stock Purchase Plan

1999 Equity Incentive Plan

(Full title of the plans)

Randall A. Lipps

President and Chief Executive Officer

1101 East Meadow Drive

Palo Alto, CA  94303

(650) 251-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Brigham, Esq.

COOLEY GODWARD LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA  94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,530,348 shares	(See Notes to Calculation of Registration Fee)	$4,569,766.90	$369.69

(1)                                  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended.  The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the weighted average exercise price for shares issuable pursuant to outstanding options granted under the 1999 Equity Incentive Plan and average of the high and low prices of Registrant’s Common Stock on April 3, 2003 as reported on the Nasdaq National Market for shares reserved for future issuance under the 1999 Equity Incentive Plan and 1997 Employee Stock Option Plan.  The registration fee is calculated as follows:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable pursuant to outstanding options under the 1999 Equity Incentive Plan	1,193,758	$2.916	$3,480,998.30

Shares reserved for future issuance under the 1999 Equity Incentive Plan	24,090	$3.235	$77,931.15

Shares reserved for future issuance under the 1997 Employee Stock Purchase Plan	312,500	$3.235	$1,010,837.50

Proposed Maximum Offering Price			$4,569,766.90

Registration Fee			$369.69

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,217,848 shares of the Company’s Common Stock to be issued pursuant to the Company’s 1999 Equity Incentive Plan, and (ii) 312,500 shares of the Company’s Common Stock to be issued pursuant to the Company’s 1997 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-67828 AND 333-82818

The contents of the Registration Statement on Form S-8 (No. 333-67828) relating to the 1999 Equity Incentive Plan and the 1997 Employee Stock Purchase Plan filed with the Securities and Exchange Commission August 17, 2001 are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (No. 333-82818) relating to the 1999 Equity Incentive Plan and the 1997 Employee Stock Purchase Plan filed with the Securities and Exchange Commission February 14, 2002 are incorporated by reference herein.

EXHIBITS

Exhibit Number
4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.3(1)	Bylaws of the Company.

4.4(1)	Form of Common Stock Certificate.

4.5(3)	Rights Agreement, dated February 6, 2003, between Omnicell and EquiServe Trust Company, N.A.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(1)	1997 Employee Stock Purchase Plan.

99.2(4)	1999 Equity Incentive Plan, as amended.

(1)          Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission March 14, 2001, or amendments thereto and incorporated herein by reference.

(2)          Previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission March 28, 2003 and incorporated herein by reference.

(3)          Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission February 14, 2003 and incorporated herein by reference.

(4)          Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission November 14, 2002 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 9, 2003.

OMNICELL, INC.

By:	/s/ Dennis P. Wolf
Dennis P. Wolf
Executive Vice President of Operations, Finance and Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall A. Lipps and Dennis P. Wolf, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Randall A. Lipps	Chairman of the Board and Director, President and Chief Executive Officer (Principal Executive Officer)	April 9, 2003
RANDALL A. LIPPS

/s/ Dennis P. Wolf	Executive Vice President of Operations, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2003
DENNIS P. WOLF

/s/ Charles J. Barnett	Director	April 9, 2003
CHARLES J. BARNETT

Director
CHRISTOPHER J. DUNN, M.D.

/s/ Frederick J. Dotzler	Director	April 9, 2003
FREDERICK J. DOTZLER

/s/ Benjamin A. Horowitz	Director	April 9, 2003
BENJAMIN A. HOROWITZ

/s/ Kevin L. Roberg	Director	April 9, 2003
KEVIN L. ROBERG

/s/ John D. Stobo, Jr.	Director	April 9, 2003
JOHN D. STOBO, JR.

/s/ Sara J. White	Director	April 9, 2003
SARA J. WHITE

/s/ William H. Younger, Jr.	Director	April 9, 2003
WILLIAM H. YOUNGER, JR.

EXHIBIT INDEX

Exhibit Number
4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.3(1)	Bylaws of the Company.

4.4(1)	Form of Common Stock Certificate.

4.5(3)	Rights Agreement, dated February 6, 2003, between Omnicell and EquiServe Trust Company, N.A.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(1)	1997 Employee Stock Purchase Plan.

99.2(4)	1999 Equity Incentive Plan, as amended.

(1)          Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission March 14, 2001, or amendments thereto and incorporated herein by reference.

(2)          Previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission March 28, 2003 and incorporated herein by reference.

(3)          Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission February 14, 2003 and incorporated herein by reference.

(4)          Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission November 14, 2002 and incorporated herein by reference.